L. B. FOSTER COMPANY
BY-LAWS

ARTICLE I
MEETING OF STOCKHOLDERS

Section 1. Place of Meeting and Notice. Meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

Section 2. Annual and Special Meetings. Annual meetings of stockholders shall be held at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders may be called by the President for any purpose and shall be called by the President or Secretary if directed by the Board of Directors.

Section 3. Notice. Except as otherwise provided by law, at least ten (10) and not more than sixty (60) days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat.

Section 4. Quorum. At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the Corporation's issued and outstanding capital stock entitled to vote at the meeting, shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary or the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

Section 5. Voting. Except as otherwise required by law or by the Certificate of Incorporation, in all matters, other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

	Section 6. Advance notice of nominations and proposals. A nomination of a person for election as a director or a proposal on any subject that, in either case, is made by a stockholder shall not be considered at any special or annual meeting of stockholders unless written notice thereof has been received by the Secretary not less than 90 days in advance of the meeting or, if later, the seventh calendar day following the first public announcement of the date of the meeting. The stockholder making the nomination or proposal shall, upon request, promptly furnish to the Board of Directors such information as the Board of Directors shall reasonably request to enable it to evaluate the nominee or proposal and formulate a recommendation to the stockholders with respect to the nominee or proposal. For purposes of this Section 6, a meeting that is held pursuant to the adjournment for any reason of a previous meeting shall be deemed to be the same meeting as the previous meeting, and the date by which notice must be received pursuant to this Section 6 shall be determined with reference to the date of the first meeting that was adjourned. If inspectors of election have not been appointed for a meeting, the presiding officer of the meeting may conclusively determine whether a nomination or proposal has been made in accordance with this Section 6. The procedures of this Section 6 shall not be deemed to create any right on the part of a stockholder to propose any particular business at a meeting of the stockholders.

ARTICLE II
DIRECTORS

	Section 1. Number, Election and Removal of Directors. The number of Directors that shall constitute the Board of Directors shall be not less than one (1) nor more than fifteen (15). The first Board of Directors shall consist of three (3) Directors. Thereafter, within the limits specified above, the number of Directors shall be determined by the Board of Directors or by the holders of the capital stock of the Corporation entitled to vote. The Directors shall be elected at the annual meeting of the stockholders by the holders of the capital stock of the Corporation entitled to vote. Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office, although less than quorum, or by a sole remaining
Director or by the stockholders. A Director may be removed with or without cause by the holders of the capital stock of the Corporation entitled to vote at an election of Directors.

Section 2. Meetings. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the President and shall be called by the President or Secretary if directed by the Board of Directors. Telegraphic or written notice of each special meeting of the Board of Directors shall be sent to each Director not less than two (2) days before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders. Notice need not be given of regular meetings of the Board of Directors.

Section 3. Quorum. A majority of the total number of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting until such a quorum is present. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation, these By-Laws or any contract or agreement to which the Corporation is a party, the act of a majority of the Directors shall be the act of the Board of Directors.

Section 4. Committees of Directors. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, including, without limitation, an Executive Committee to have and exercise such power and authority as the Board of Directors shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in place of any such absent or disqualified member

ARTICLE III
OFFICERS

The officers of the Corporation shall consist of:
               Chairman of the Board
               President
               Senior Vice President(s)
               Vice President(s)
               Secretary
               Treasurer
               Controller
               General Counsel

with such designations as the Board of Directors shall determine, all of whom shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all of the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. The Chairman of the Board and the President may appoint such other officers of the Corporation as they deem appropriate, to hold such office at the pleasure of the Chairman and President.

ARTICLE IV
INDEMNIFICATION

Section 1. To the fullest extent permitted by Delaware law, the Corporation shall, in the case of directors and/or officers, and may, at the discretion of the Board of Directors in the case of employees and/or agents of the Corporation, defend, indemnify and hold harmless any such person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. The indemnification provided by, or granted pursuant to, this Article IV shall, unless otherwise provided when authorized or ratified in the case of an employee or agent, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE V
GENERAL PROVISIONS

Section 1. Notices. Whenever any statute, the Certificate of Incorporation or these By-Laws require notice to be given to any Director or Stockholder, such notice may be given in writing by mail, addressed to such Director or stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. Such notice shall be deemed to have been given when it is deposited in the United States mail. Notice to Directors may also be given by telegram.

Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

Section 3. Amendment. Except as provided in this Section 3 with respect to this Section 3 and Article I, Section 6, these By-Laws may be amended either (i) by vote of the stockholders at any duly organized annual or special meeting of stockholders, or
(ii) regardless of whether the stockholders have previously adopted or approved the By-Law being amended, by action of the Board of Directors. The stockholders may amend Article I,
Section 6, or this Section 3 only by the affirmative vote of not less than two-thirds of the votes that all stockholders, voting as single class, are entitled to cast thereon. The notice of a meeting of the stockholders that will act on an amendment to these By-Laws must state that one of the purposes of the meeting is to consider an amendment of the By-Laws and there shall be included in or with the notice a copy of the proposed amendment.

                                     As Amended 2/25/98